Exhibit 99.2

AEROFLEX INCORPORATED AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

The following pro forma condensed consolidated balance sheet (unaudited) adjusts the historical consolidated balance sheet of Aeroflex Incorporated and subsidiaries as of March 31, 2005 for the effects of the acquisition of the SPG division of UbiNetics Holdings Limited.  The acquisition has been accounted for under the purchase method of accounting.

The pro forma balance sheet gives effect to the acquisition described in Item 2 of the Form 8-K filed on May 26, 2005, as if it had occurred on March 31, 2005.  The balance sheet should be read in conjunction with the notes to the pro forma financial statements.

AEROFLEX INCORPORATED AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

REFLECTING THE ACQUISITION OF THE SPG DIVISION OF UBINETICS HOLDINGS LIMITED (“SPG”)

March 31, 2005

(In thousands, except per share amounts)

	Historical	SPG (1)	Pro Forma Adjustments(2)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$8,186	$3,390	$(8,000)	$3,576
Marketable securities	117,788	—	(79,000)	38,788
Accounts receivable, net	90,110	5,703		95,813
Inventories	112,361	1,887	95	114,343
Deferred income taxes	18,223	—		18,223
Prepaid expenses and other current assets	8,180	—		8,180
Total current assets	354,848	10,980	(86,905)	278,923
Property, plant and equipment, net	75,007	1,877	669	77,553
Intangible assets with definite lives, net	36,434	1,375	21,202	59,011
Goodwill	85,329	—	60,541	145,870
Deferred income taxes	—	—		—
Other assets	14,965	—		14,965
Total assets	$566,583	$14,232	$(4,493)	$576,322
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$660	$—	$	$660
Accounts payable	28,663	5,026		33,689
Advance payments by customers	11,333	—		11,333
Accrued expenses and other current liabilities	43,305	—		43,305
Total current liabilities	83,961	5,026		88,987
Long-term debt	4,607	—		4,607
Deferred income taxes	9,878	—	6,590	16,468
Other long-term liabilities	18,587	923		19,510
Stockholders’ equity:
Common stock, par value $.10 per share; authorized 110,000 shares; issued 74,615 shares	7,462	—		7,462
Additional paid-in capital	372,772	—		372,772
Accumulated other comprehensive income	16,614	—		16,614
Retained earnings	52,716	8,283	(11,083)	49,916
Less: Treasury stock, at cost (4 shares)	(14)	—		(14)
	449,550	8,283	(11,083)	446,750
Total liabilities and stockholders’ equity	$566,583	$14,232	$(4,493)	$576,322

(1) (2) See accompanying notes to pro forma condensed consolidated financial statements.

AEROFLEX INCORPORATED AND SUBSIDIARIES

PRO FORMA STATEMENTS OF OPERATIONS (Unaudited)

The following pro forma statements of operations (unaudited) adjust the historical consolidated statements of operations of Aeroflex Incorporated and subsidiaries for the nine months ended March 31 2005 and the year ended June 30, 2004 for the effects of the acquisition of the SPG division of UbiNetics Holdings Limited (“SPG”) on May 23, 2005.  The acquisition of SPG was accounted for under the purchase method of accounting.  The pro forma statements of operations give effect to the acquisition described in Item 2 of the Form 8-K filed on May 26, 2005, as if it had occurred on July 1, 2003.

The pro forma statements of operations do not purport to be indicative of the operating results that would have been achieved had the acquisition been effected on the date indicated, are not necessarily indicative of future operating results and should not be used as a forecast of future operations.  These statements should be read in conjunction with the notes to the pro forma financial statements.

AEROFLEX INCORPORATED AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

REFLECTING THE ACQUISITION OF THE SPG DIVISION OF UBINETICS HOLDINGS LIMITED (“SPG”)

NINE MONTHS ENDED MARCH 31, 2005

(In thousands, except per share amounts)

			Pro Forma
	Historical	SPG	Adjustments(3)	Pro Forma

Sales	$335,406	$29,192	$—	$364,598
Cost of sales	176,802	6,156	—	182,958
Special charge (credit)	—	(9,049)	—	(9,049)
Gross profit	158,604	32,085	—	190,689
Selling, general and administrative costs	81,597	6,276	—	87,873
Research and development costs	45,122	7,978	183	53,283
Amortization of acquired intangibles	6,164	1,028	2,751	9,943
Operating income	25,721	16,803	(2,934)	39,590

Other income (expense)
Interest expense	(738)	—	—	(738)
Other income, net	1,371	26	(1,048)	349

Total other income (expense)	633	26	(1,048)	(389)
Income from continuing operations before income taxes	26,354	16,829	(3,982)	39,201
Provision for income taxes	9,947	—	3,774	13,721
Income from continuing operations before non-recurring charges directly attributable to the transaction	$16,407	$16,829	$7,756	$25,480

Income from continuing operations per common share
Basic	$0.22			$0.34
Diluted	$0.22			$0.34

Weighted average number of common shares outstanding
Basic	74,595			74,595
Diluted	76,047			76,047

(3)          See accompanying notes to pro forma condensed consolidated financial statements

AEROFLEX INCORPORATED

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

REFLECTING THE ACQUISITION OF THE SPG DIVISION OF UBINETICS HOLDINGS LIMITED (“SPG”)

YEAR ENDED JUNE 30, 2004

(In thousands, except per share amounts)

			Pro Forma
	Historical	SPG	Adjustments(3)	Pro Forma

Sales	$414,101	$21,473	$—	$435,574
Cost of sales	221,409	2,593	—	224,002
Gross profit	192,692	18,880	—	211,572
Selling, general and administrative costs	94,735	6,519	—	101,254
Research and development costs	49,972	15,165	318	65,455
Amortization of acquired intangibles	7,730	1,249	3,469	12,448
Acquired in-process R&D	4,220	—	—	4,220
Operating income	36,035	(4,053)	(3,787)	28,195

Other income (expense)
Interest expense	(1,403)	—	(1,250)	(2,653)
Other income (expense)	(1,711)	370	(308)	(1,649)
Total other income (expense)	(3,114)	370	(1,558)	(4,302)
Income from continuing operations before income taxes	32,921	(3,683)	(5,345)	23,893
Provision for income taxes	12,457	—	(2,830)	9,627
Income from continuing operations before non-recurring charges directly attributable to the transaction	$20,464	$(3,683)	$(2,515)	$14,266

Income from continuing operations per common share
Basic	$0.30			$.21
Diluted	$0.29			$.20

Weighted average number of common shares outstanding
Basic	67,917			67,917
Diluted	69,931			69,931

(3)  See accompanying notes to pro forma condensed consolidated financial statements.

AEROFLEX INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA FINANCIAL STATEMENTS (Unaudited)

A.            BASIS OF PRESENTATION

The accompanying pro forma financial statements (unaudited) present the financial position and results of operations of Aeroflex Incorporated and subsidiaries (“ARX”) giving effect to the acquisition of the SPG division of UbiNetics Holdings Limited (“SPG”).  The acquisition of SPG by ARX was accounted for as a purchase and accordingly, the purchase price was allocated to the assets and liabilities of SPG based on their estimated fair values at May 23, 2005 (the date of acquisition).  Adjustments to the purchase price allocation are expected to be finalized before May 2006, upon the receipt of an independent appraisal and the final determination of certain exit costs.  Such adjustments are not expected to be material.

For the purpose of the pro forma balance sheet and the pro forma statements of operations, it is assumed that the acquisition occurred on March 31, 2005 and July 1, 2003, respectively.  In order to provide comparability to the respective historical periods, the pro forma statements of operations for the nine months ended March 31, 2005 and the year ended June 30, 2004 do not include a one-time charge of $2,800,000 which was recorded upon acquisition to reflect the write-off of the purchase prices allocated to acquired in-process research and development.  As the fiscal year end of SPG was December 31, the accompanying historical statement of operations data related to SPG for the nine months ended March 31, 2005, was derived from their historical results of operations for the year ended December 31, 2004, adding their results of operations for the three months ended March 31, 2005, and subtracting their results of operations for the six months ended June 30, 2004.  SPG’s historical statement of operations data for the year ended June 30, 2004, was derived from their historical results of operations for the year ended December 31, 2003, adding their results of operations for the six months ended June 30, 2004, and subtracting their results of operations for the six months ended June 30, 2003.

B.            PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma financial statements of ARX give effect to the following pro forma adjustments and assumptions:

1.               To record the acquisition of SPG by ARX as described in Item 2.01 on Form 8-K filed on May 26, 2005.

2.               To record the a) purchase price of $87 million, consisting of: i) $84 million for the acquisition of SPG and (ii) $3 million of acquisition costs, both from ARX’s available cash and proceeds from the sale of marketable securities; b) elimination of SPG’s equity accounts, c) allocation of the purchase price to the fair value of the assets acquired and liabilities assumed, including, for purposes of the pro forma balance sheet, the aforementioned $2,800,000 write-off of the fair value of the acquired in-process research and development and d) deferred tax liabilities related to c) above.

3.               To record a) depreciation and amortization based on estimated average remaining lives (average 4 years for intangibles) of assets and adjustments to fair value of assets acquired, b) interest expense on assumed ARX debt incurred and interest income forgone due to the use of available cash and marketable securities to acquire SPG and c) the tax effects of a) and b).